EXHIBIT 99.1

G1 Therapeutics Announces Updates to Board of Directors

- Garry Nicholson to serve as new board chair -

- Sir Andrew Witty, Fredric Eshelman, Pharm.D. and prior chair Seth Rudnick, M.D. re-elected -

RESEARCH TRIANGLE PARK, N.C., June 13, 2019 – G1 Therapeutics, Inc. (Nasdaq: GTHX), a clinical-stage oncology company, today announced that current board member Garry Nicholson has been named as board chair, succeeding former chair Seth Rudnick, M.D. Dr. Rudnick, Sir Andrew Witty and Fredric Eshelman, Pharm.D. have been re-elected to the Company’s Board of Directors.

“As the company’s clinical programs advance toward global regulatory submissions, Garry’s extensive experience and strategic approach to drug commercialization and value-creating partnerships make him an ideal board chair,” said Dr. Rudnick. “I look forward to continuing to serve on the board and working with Garry and the leadership team to deliver innovative therapies that have the potential to benefit people with the most common forms of cancer.”

Mr. Nicholson has served on the G1 board of directors since 2018. He led the global oncology franchise at Pfizer from 2008 through 2015. As President, Pfizer Oncology, Mr. Nicholson’s responsibilities included global commercialization and sales, clinical development and regulatory strategy, and business development. Under his leadership, the company developed and executed the global regulatory and launch strategy for Ibrance® (palbociclib), the first CDK4/6 inhibitor approved in the U.S. and Europe. During his tenure at Pfizer, Mr. Nicholson served on the board of directors of the Pfizer Foundation and was a member of the company’s Portfolio, Strategy and Investment Committee, which set corporate R&D priorities and investment strategy.

Mr. Nicholson noted, “Seth’s vision and scientific and clinical expertise were critical in advancing three oncology therapies with the potential to improve outcomes for cancer patients worldwide. I’m excited about the opportunity we have at G1 to fundamentally change how we treat cancer.”

Dr. Rudnick, who served as board chair since 2014, will continue to serve as chair of the Nominating & Governance Committee and as a member of the Compensation Committee. He is also a member of the company’s clinical advisory board.

About G1 Therapeutics

G1 Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and delivery of innovative therapies that improve the lives of those affected by cancer. The company is advancing three clinical-stage programs. Trilaciclib is a first-in-class myelopreservation agent designed to improve outcomes for chemotherapy patients. Lerociclib is a differentiated oral CDK4/6 inhibitor designed to enable more effective combination treatment strategies. G1T48 is a potential best-in-class oral selective estrogen receptor degrader (SERD) for the treatment of ER+ breast cancer. G1 also has an active discovery program focused on cyclin-dependent kinase targets.

G1 is based in Research Triangle Park, N.C. For additional information, please visit www.g1therapeutics.com and follow us on Twitter @G1Therapeutics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the therapeutic potential of trilaciclib, lerociclib and G1T48 and the timing for next steps with regard to the trilaciclib marketing applications, and are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein and include, but are not limited to, the Company’s ability to complete clinical trials for, obtain approvals for and commercialize any of its product candidates; the Company’s initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a development-stage company; the Company’s development of a CDK4/6 inhibitor to reduce chemotherapy-induced myelosuppression is novel, unproven and rapidly evolving and may never lead to a marketable product; and market conditions. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

Jeff Macdonald

Head of Investor Relations/Public Relations

919-907-1944

jmacdonald@g1therapeutics.com

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